UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2004

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

(Former name or former address, if changed since last report)

Item 5. Other Events.

On June 3, 2004, Myriad Genetics, Inc. issued a press release announcing that it had commenced an underwritten public offering of 3,400,000 shares of its common stock pursuant to its outstanding shelf registration statement on Form S-3 (Registration No. 333-73124) initially filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2001, and the pre-effective Amendment No. 1 thereto filed with the Commission on November 14, 2001. Morgan Stanley & Co. Incorporated is acting as the sole underwriter of the offering. The information contained in the press release dated June 3, 2004 is incorporated herein by reference and filed as Exhibit 99.1 hereto.

On June 4, 2004, Myriad issued a subsequent press release announcing that it will receive $50,200,000 from the sale of the 3,400,000 shares in the underwritten public offering. Morgan Stanley & Co. Incorporated is serving as the sole underwriter for the offering. In addition, Myriad has granted the underwriter the right to purchase up to an additional 510,000 shares to cover over-allotments, if any. Following the sale of the 3,400,000 shares of common stock, Myriad will have approximately 30,600,000 shares of common stock outstanding. The information contained in the press release dated June 4, 2004 is incorporated herein by reference and filed as Exhibit 99.2 hereto.

Also on June 4, 2004, Myriad filed with the Commission, a prospectus supplement relating to the issuance and sale of the 3,400,000 shares of the Company’s common stock to Morgan Stanley & Co. Incorporated. In connection with the filing of the prospectus supplement with the Commission, Myriad is filing the underwriting agreement relating thereto as Exhibit 1.1 hereto and the legal opinion of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as to the validity of the common stock as Exhibit 5.1 hereto.

Item 7. Financial Statements, Pro Form Financial Information and Exhibits.

(c)	Exhibits.

1.1	Underwriting Agreement dated June 3, 2004.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities being registered.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	The Registrant’s Press Release dated June 3, 2004.

99.2	The Registrant’s Press Release dated June 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myriad Genetics, Inc.
(Registrant)

Date: June 4, 2004	By:	/s/ Jay M. Moyes
Jay M. Moyes
Vice President of Finance, Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated June 3, 2004.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities being registered.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	The Registrant’s Press Release dated June 3, 2004.

99.2	The Registrant’s Press Release dated June 4, 2004.

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